Exhibit 3.27

State of Delaware Secretary of State Division of Corporations Delivered 02:05 PM 02/28/2017 FILED 02:05 PM 02/28/2017 SR 20171403189 - File Number 4710311 STATE OF DELAWARE CERTIFICATE OF AMENDMENT 1. Name of Limited Liability Company: 800 Cottontail, LLC 2. The Certificate of Formation of the limited liability company is hereby amended as follows: Article First is deleted in its entirety and the following Article First is inserted in lieu thereof: “The name of the limited liability company is CyrusOne-NJ LLC.” Article Second is deleted in its entirety and the following Article Second is inserted in lieu thereof: “The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, 19808. The name of the registered agent at such address is Corporation Service Company.” IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of February, A.D. 2017. By: /s/ Luke J. Frutkin Authorized Person(s) Name: Luke J. Frutkin Print or Type Assistant Secretary